UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2025
ARES REAL ESTATE INCOME TRUST INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202

(Address of Principal Executive Offices)	(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.02     Unregistered Sales of Equity Securities.
On December 1, 2025, Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) issued the following Class S-PR shares and Class I-PR shares and, from October 1, 2025 through December 1, 2025, issued the following Class D-PR shares in transactions exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Regulation D.

The following table details the shares issued and gross proceeds:

	Number of
	Shares Issued	Gross Proceeds
Class S-PR Shares (1)(2)	593,238	$4,777,970
Class D-PR Shares (1)	389,477	$3,091,033
Class I-PR Shares (1)	1,023,049	$8,123,416
_________________________
(1)Number of shares issued and gross proceeds include activity from shares issued pursuant to our distribution reinvestment plan.
(2)Gross proceeds for Class S-PR shares include upfront selling commissions and dealer manager fees, in aggregate, of $67,419.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
December 4, 2025
	By:	/s/ TAYLOR M. PAUL
Taylor M. Paul Managing Director, Chief Financial Officer and Treasurer